UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 14, 2015
Date of Report (Date of earliest event reported)
NU SKIN ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)
Delaware	001-12421	87-0565309
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
75 West Center Street Provo, Utah 84601
(Address of principal executive offices and zip code)
(801) 345-1000
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01.   Entry into a Material Definitive Agreement.

On May 14, 2015, Nu Skin Enterprises, Inc. (the "Company"), Bank of America, N.A., HSBC Bank USA, N.A., Royal Bank of Canada, Fifth Third Bank, KeyBank National Association, Zions First National Bank, and Deutsche Bank AG New York Branch, entered into Amendment No. 1 (the "Amendment") to the credit agreement, dated as of October 9, 2014, by and among the Company and the foregoing lenders, with Bank of America, N.A. serving as Administrative Agent (the "Credit Agreement"). The Amendment (i) narrowed the definition of "Change of Control" to provide that it will not qualify as a change of control in a situation where a majority of the members of the incumbent board approves new directors as a result of an actual or threatened proxy contest and (ii) changed the borrowing provisions to provide that if the Company fails to give a timely notice requesting the continuation of a eurodollar loan, such loan shall generally be continued as a eurodollar loan with an interest period of one month.

A copy of the Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K. Reference is made to the Amendment, the text of which is incorporated herein by reference, for its complete terms. The foregoing description of the Amendment is qualified in its entirety by reference to such exhibit.

In addition to the Credit Agreement and Amendment, the Company engages in swaps and derivatives transactions pursuant to ISDA agreements with Bank of America, N.A., HSBC Bank USA, N.A. and KeyBank National Association.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibit.

10.1	Amendment No. 1 to the Credit Agreement, dated as of October 9, 2014, among the Company, various financial institutions, and Bank of America, N.A. as administrative agent, dated as of May 14, 2015.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NU SKIN ENTERPRISES, INC.
 (Registrant)

/s/ Ritch Wood
Ritch Wood
 Chief Financial Officer

Date:  May 19, 2015

EXHIBIT INDEX

Exhibit No.            Exhibit Description
10.1	Amendment No. 1 to the Credit Agreement, dated as of October 9, 2014, among the Company, various financial institutions, and Bank of America, N.A. as administrative agent, dated as of May 14, 2015.